Exhibit (d)(ii) under Form N-1A
                                            Exhibit 10 under Item 601/Reg. S-K

                              MTB GROUP OF FUNDS

                         INVESTMENT ADVISORY CONTRACT


      This Contract is made this 22nd day of August, 2003, between MTB Investment Advisors, Inc., a Maryland corporation, having its principal place of business in Baltimore, Maryland (the "Adviser"), and MTB Group of Funds, a Delaware business trust, having its principal place of business at 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-7010 (the "Trust").


      WHEREAS, the Trust is registered as an open-end, diversified, management company under the Investment Company Act of 1940, as amended ("1940 Act"); and

      WHEREAS, the Trust desires to retain the Investment Adviser to furnish investment advisory and administrative services with respect to each of the portfolios offered by the Trust, listed on an exhibit hereto, and the Investment Adviser is willing to so furnish such services;

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

      1. Appointment. The Trust hereby appoints the Investment Adviser to act as investment adviser to the Trust for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

      2. Delivery of Documents. The Trust has furnished the Investment Adviser with copies properly certified or authenticated of each of the following:

                  (a) The Trust's Certificate of Trust, as filed with the Secretary of State of Delaware on August 11, 2000, and all amendments thereto;

                  (b) The Trust's By-Laws and amendments thereto, as presently in effect and as they shall from time to time be amended (the "By-Laws");

                  (c) Resolutions of the Trust's Board of Trustees authorizing the appointment of the Investment Adviser and approving this Agreement;

                  (d) The Trust's Registration Statement on Form N-1A under the Securities Act of 1933 as amended ("1933 Act") (File No. 33-20673) and under the 1940 Act as filed with the Securities and Exchange Commission and all amendments thereto; and

                  (e) The Trust's most recent prospectus (such prospectus, as presently in effect and all amendments and supplements thereto, are herein called the "Prospectus").

      The Trust will furnish the Investment Adviser from time to time with copies of all amendments of or supplements to the foregoing.

      3. Management. Subject to the supervision of the Trust's Board of Trustees, the Investment Adviser will provide a continuous investment program for the Trust, including investment research and management with respect to all securities and investments and cash equivalents in the portfolio. The Investment Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Trust. The Investment Adviser will provide the services under this Agreement in accordance with the Trust's investment objective, policies and restrictions as stated in the Prospectus and resolutions of the Trust's Board of Trustees. The Investment Adviser further agrees that it:

            (a) will conform with all applicable Rules and Regulations of the Securities and Exchange Commission and will in addition conduct its activities under this Agreement in accordance with any regulations of the Comptroller of the Currency pertaining to the investment advisory activities of national banks;

            (b) will not make loans to any persons for the purpose of purchasing Trust shares or make loans to the Trust;

            (c) will place orders pursuant to the investment determinations for the Trust either directly with the issuer or with a broker or dealer. In placing orders with brokers and dealers the Investment Adviser will attempt, under the circumstances, to obtain the execution of orders in an effective manner at the most favorable price. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Investment Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Investment Adviser with research advice and other services. In no instance will portfolio securities be purchased from or sold to M&T Bank, or any affiliated person of either the Trust, or M&T Bank.

            (d) will, together with any sub-advisers, maintain all books and records with respect to the Trust's securities transactions and will furnish the Trust's Board of Trustees such periodic and special reports as the Board may request;

            (e) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to, and approval in writing by, the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Investment Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust; and

            (f)  will not purchase shares of the Trust for itself.

      4. Services Not Exclusive. The investment management services furnished by the Investment Adviser hereunder are not to be deemed exclusive, and the Investment Adviser shall be free to furnish similar services to others whether or not for compensation so long as its services under this Agreement are not impaired thereby.

      5. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Investment Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Investment Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required by Rule 31a-1 to be maintained under the 1940 Act.

      6. Expenses. During the term of this Agreement, the Investment Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Trust.

      7. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, effective as of the date of the initial public sale of shares of the Trust, the Trust will pay the Investment Adviser and the Investment Adviser will accept as full compensation therefore a fee, computed daily and paid monthly, at an annual rate of .50% of the average net assets held by the Trust.

            If in any fiscal year the aggregate expenses of the Trust (as defined under the securities regulations of any state having jurisdiction over the Trust) exceed the expense limitations of any such state, the Investment Adviser will reimburse the Trust for a portion of such excess expenses equal to such excess times the ratio of the fees otherwise payable to the Investment Adviser hereunder to the aggregate fees otherwise payable to the Investment Adviser hereunder under an Administration Agreement between it and the Trust. The obligation of the Investment Adviser to reimburse the Trust hereunder is limited in any fiscal year to the amount of its fee hereunder for such fiscal year, provided, however, that notwithstanding the foregoing, the Investment Adviser shall reimburse the Trust for such proportion of such excess expenses regardless of the amount of fees paid to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Trust so require. Such expense reimbursement, if any, will be estimated daily and reconciled and paid on a monthly basis.

      8. Limitation of Liability. The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with he performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Notwithstanding the foregoing, the Investment Adviser shall be liable to the Trust for the acts and omissions of any sub-investment adviser to the extent that such sub-investment adviser is liable to the Investment Adviser for such acts or omission under any sub-advisory agreement.

      9. Duration and Termination. This Agreement becomes effective November 1, 2000, provided that it shall have been approved by the shareholders of the Trust, in accordance with the requirements under the 1940 Act, and, unless sooner terminated as provided herein, shall continue in effect for a period of two years. Thereafter, if not terminated, this Agreement shall continue in effect for successive periods of twelve months, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of the Trust. Notwithstanding the foregoing, this Agreement may be terminated any time, without the payment of any penalty, by the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of the Trust) or by the Investment Adviser on sixty days' written notice. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meaning of such terms in the 1940 Act.)

      10. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective until approved by vote of a majority of the outstanding voting securities of the Trust.

      11. Severability. In the event that his Agreement is not approved by the majority of the outstanding voting securities of a portfolio of the Trust, such disapproval shall not render this Agreement invalid or unenforceable with respect to other portfolios of the Trust for which shareholder approval of this Agreement has been obtained.

      12. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Pennsylvania law.

      13. Limitations of Liability of Trustees and Shareholders of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the Trustees or shareholders of the Trust, but bind only the appropriate property of the Fund, or Class, as provided in the Declaration of Trust.

      14. Adviser agrees to maintain the security and confidentiality of nonpublic personal information (NPI") of Fund customers and consumers, as those terms are defined in Regulation S-P, 17 CFR Part 248. Adviser agrees to use and redisclose such NPI for the limited purposes of processing and servicing transactions; for specific law enforcement and miscellaneous purposes; and to service providers or in connection with joint marketing arrangements directed by the Fund(s), in each instance in furtherance of fulfilling Adviser's obligations under this Contract and consistent with the exceptions provided in 17 CFR Sections 248.14, 248.15 and 248.13, respectively.


                                  SCHEDULE A
                                    to the
                         Investment Advisory Contract

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Funds                                         Fee (based on average daily
                                                      net assets)
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MTB Money Market Fund                                    0.50%
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MTB U.S. Treasury Money Market Fund                      0.50%
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      Witness the due execution hereof this 22nd day of August, 2003.


MTB INVESTMENT ADVISORS, INC.       MTB GROUP OF FUNDS


By:                                 By:
Name:                               Name:  Beth S. Broderick
Title:                              Title:  Vice President